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                                                                     EXHIBIT 8.1

                       [LETTERHEAD OF BAKER BOTTS L.L.P.]


                                August 27, 2002




Martin Midstream Partners L.P.
4200 Stone Road
Kilgore, Texas 75662

         Re:      Martin Midstream Partners L.P. - Registration Statement on
                  Form S-1

Ladies and Gentlemen:

         We have acted as counsel to Martin Midstream GP LLC (the "General Partner") and Martin Midstream Partners L.P. (the "Partnership") in connection with the offer and sale of up to an aggregate of 3,450,000 common units representing limited partner interests (the "Common Units") in the Partnership pursuant to a Registration Statement on Form S-1 filed on this date with the Securities and Exchange Commission (the "Registration Statement"). In connection therewith, we prepared the discussion set forth under the caption "Material Tax Consequences" in the Registration Statement (the "Discussion"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Statement.

         All statements of legal conclusions contained in the Discussion, unless otherwise noted, and subject to the qualifications stated therein, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the federal income tax discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (subject to the qualifications stated therein and except for the representations and statements of fact of the Partnership and the General Partner, included in such discussion, as to which we express no opinion).

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption "Material Tax Consequences." This consent does not constitute an admission that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission thereunder.

                                                     Very truly yours,

                                                     /s/  Baker Botts L.L.P.